UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 13, 2008

                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)

        1-5721                                          13-2615557
(Commission File Number)                       (IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK                       10010
 (Address of Principal Executive Offices)                     (Zip Code)

                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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 Item 8.01 Other Events.

Reference is made to the Annual Report on Form 10-K for the year end dated December 31, 2007 and the Quarter Report on Form 10-Q for the quarter ended March 31, 2008 of Leucadia National Corporation (the "Company") and the description of the Company's investment in Cobre Las Cruces, S.A. ("CLC"), a Spanish company that holds the exploration and mineral rights to the Las Cruces copper deposit in the Pyrite Belt of Spain contained therein. As disclosed, the Company holds a 30% interest in CLC, with the remaining controlling 70% interest held by Inmet Mining Corporation, a Canadian based company listed on the Toronto Stock Exchange ("Inmet").

On May 13, 2008, Inmet issued the following press release:

"TORONTO, May 13 /CNW/ - Inmet Mining Corporation (IMN-TSX) today announced that Cobre Las Cruces, S.A. (CLC) has received notice from the Spanish water authority, Confederacion Hidrografica del Guadalquivir (CHG), of its decision to suspend the authorization for the dewatering and re-injection system (DRS) used at the Las Cruces project. The DRS is a system of wells around and within the Las Cruces open pit that removes water from the surrounding aquifer and re-injects it into adjacent wells to prevent water from flowing into the pit, thereby protecting the aquifer.

CHG has also indicated that CLC should not expose the ore in the pit during the period of suspension. As a result, CLC will not be able to commence direct ore shipping in June as previously forecast.

CLC is in the process of assessing CHG's concerns and identifying the measures required to address them. Until such assessment is completed, the length of the suspension of the DRS authorization, and of any delay in the ability to direct ship ore, cannot be determined. CLC will continue to work with CHG and other authorities to resolve the concerns so that the DRS authorization can be reinstated as quickly as possible. In the interim, pre-stripping of the pit for a future extension of the mine not related to the area of CHG's concern, and construction of the process plant remain unaffected and will continue as planned. In addition, key elements of the DRS will continue to be operated to the extent necessary to preserve the environment and ensure the safety of the pit."

A full copy of the Inmet press release may be found on Inmet's website, www.inmetmining.com.

As reflected in the foregoing Inmet press release, it is currently impossible to predict the length of time of the suspension, and the ultimate cost to bring CLC into compliance with the 2003 authorization of the DRS system. However, a material delay in resumption of mining activities would adversely impact the value of the Company's interest in the Las Cruces project and could affect the Company's obligations under its guarantee of the project financing for the Las Cruces project.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 14, 2008
                                                   LEUCADIA NATIONAL CORPORATION


                                                     /s/  Joseph A. Orlando
                                                   -----------------------------
                                                   Name:  Joseph A. Orlando
                                                   Title: Vice President